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                                                                   EXHIBIT 23(1)

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the use of our report dated April 14, 2000 (and to all references to our Firm) included in or made a part of this registration statement.



                                            /s/ Arthur Andersen LLP
                                            Arthur Andersen LLP

New York, New York
May 5, 2000